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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): September 29, 1998




                      NATIONSBANC MONTGOMERY FUNDING CORP.
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                  333-62301                 56-193-0085
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(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                      Identification No.)


100 North Tryon Street,  Charlotte, North Carolina                      28255
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(Address of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code (704) 386-2400


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         (Former Name or Former Address, if Changed Since Last Report: )



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Item 5. Other Events

           On September 29, 1998, NationsBanc Montgomery Funding Corp. (the "Sponsor") issued its Mortgage Pass-Through Certificates, Series 1998-2 (the "Certificates"), pursuant to a Pooling and Servicing Agreement, dated as of September 1, 1998 (the "Pooling and Servicing Agreement"), by and among the Sponsor, as sponsor, NationsBanc Mortgage Corporation ("NMC"), as master servicer, and Norwest Bank Minnesota, National Association, as trustee. The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

           The Certificates are backed by certain mortgage loans assigned to the Sponsor by NationsBanc Mortgage Capital Corporation ("NMCC") pursuant to an Assignment of Mortgage Loan Sale and Servicing Agreement, dated September 29, 1998 (the "Assignment"), by and among the Sponsor, as assignee, NMCC, as assignor, and NMC, as the original seller of the mortgage loans. The Assignment is annexed hereto as Exhibit 99.2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)        Not applicable.

(b)        Not applicable.

(c)        Exhibits:

           99.1 Pooling and Servicing Agreement, dated as of September 1, 1998, by and among the Sponsor, NMC, and the Trustee.

           99.2 Assignment of Mortgage Loan Sale and Servicing Agreement, dated September 29, 1998, by and among the Sponsor, NMCC and NMC.



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                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NATIONSBANC MONTGOMERY FUNDING CORP.


                                        By:    /s/ Robert J. Perret
                                               -------------------------------
                                        Name:  Robert J. Perret
Date:  September 29, 1998               Title: Senior Vice President


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                                  Exhibit Index


Exhibit                                                                  Page
-------                                                                  ----

99.1.     Pooling and Servicing Agreement (without Exhibits)               5

99.2      Assignment of Mortgage Loan Sale and Servicing                  104
          Agreement


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